UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 5, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32442 (Commission File No.)	87-0450450 (IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On April 5, 2006, Think Partnership Inc. f/k/a CGI Holding Corporation closed the acquisition of Litmus Media, Inc. Based in Kansas City, Missouri, Litmus has built click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries. At the closing of the acquisition, the Company paid to the shareholders of Litmus an aggregate of $6,500,000 in cash, and issued an aggregate 3,250,000 shares of the Company’s common stock valued at $2.00 per share. In addition, the Company issued to certain shareholders of Litmus warrants to purchase an aggregate of 90,000 shares of the Company’s common stock, and established a pool of warrants to purchase up to 40,000 shares of the Company’s common stock to be issued to certain employees of Litmus. Further, the shareholders of Litmus may receive aggregate earnout payments of up to $19,950,000 based on the aggregate pre-tax earnings of Litmus for the first 12 calendar quarters following the closing. To the extent earned, up to $10,500,000 of the earnout payment will be paid in shares of the Company’s common stock valued at the average closing price per share of the last 30 trading days of the calendar quarter preceding the earnout payment and up to $9,450,000 will be paid in cash. In addition, in the event the shareholders of Litmus are entitled to any earnout payments, the Company agreed to capitalize a bonus pool for the pre-acquisition employees of Litmus in an amount not to exceed $1,050,000.

Item 3.02                                             Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, on April 5, 2006, the Company issued to the shareholders of Litmus an aggregate of 3,250,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 90,000 shares of the Company’s common stock. Warrants with respect to 30,000 shares have an exercise price of $2.75 per share; warrants with respect to 30,000 shares have an exercise price equal to the greater of 120% of the closing price per share of the Company’s common stock on the trading day immediately preceding April 5, 2007 and $2.75; and warrants with respect to 30,000 shares have an exercise price equal to the greater of 120% of the closing price per share of the Company’s common stock on the trading day immediately preceding April 5, 2008 and $2.75.

Additionally, on April 5, 2006 the Company issued a total of 26,500 shares of Series A convertible preferred stock and accompanying warrants to purchase up to 5,300,000 shares of common stock. The preferred stock and warrants were issued in a private placement to institutional investors for an aggregate purchase price of $26,500,000.00 in cash pursuant to the Securities Purchase Agreement dated March 20, 2006. For a discussion of the Company’s entry into the Securities Purchase Agreement, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2006, which is incorporated into this Item 3.02 by reference. The Securities Purchase Agreement was included as Exhibit 10.1 to our current report on Form 8-K dated March 22, 2006; however, the allocation of shares amongst some of the buyers listed in the Schedule of Buyers has since been revised. The Securities Purchase Agreement that includes the revised Schedule of Buyers is included herewith as Exhibit 10.1 and is incorporated into this Item 3.02 by reference.

The preferred stock is convertible into shares of the Company’s common stock upon the occurrence of certain events. Please see the Company’s current report on Form 8-K filed with the Commission on March 22, 2006, which is incorporated into this Item 3.02 by reference, for a discussion of the terms of conversion. The Certificate of Designations for the preferred stock was filed with the State of Nevada on April 3, 2006. This Certificate of Designations is included herewith as Exhibit 4.1.

The warrants issued by the Company are exercisable for five years to purchase up to 5,300,000 shares of common stock at an initial exercise price of $2.50 per share, subject to adjustments from time to time. Please see the Company’s current report on Form 8-K filed with the Commission on March 22, 2006, which is incorporated into this Item 3.02 by reference, for a discussion of the terms of exercise of the warrants. The form of warrant that was issued to each of the buyers upon closing was included as Exhibit 10.4 to the Company’s current report on Form 8-K filed with the Commission on March 22, 2006 and is incorporated into this Item 3.02 by reference.

The Company relied upon exemptions contained in Regulation D promulgated under the Securities Act of 1933, as amended, to issue the preferred stock and warrants to the institutional investors in the private placement as well as the shares of common stock and warrants issued in connection with the Litmus acquisition, without registration. The Company issued the shares in a private transaction to persons the Company believed were “accredited investors” and/or “sophisticated investors” not affiliated with the Company, and who were acquiring the shares as an investment for his/her/its own account, and not with a view to distribution.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of the Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K within seventy one (71) days of the date by which this Form 8-K must be flied.

(b)                                 Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Form 8-K within seventy one (71) days of the date by which this Form 8-K must be flied.

(d)                                 Exhibits

4.1                         Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Think Partnership Inc. as filed with the State of Nevada.

10.1                   Securities Purchase Agreement by and among Think Partnership Inc. and the investors listed on the Schedule of Buyers attached thereto.

99.1                   Press Release dated April 6, 2006, Announcing Acquisition of Litmus and Sale of $26.5 Million of Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             April 7, 2006

THINK PARTNERSHIP INC. f/k/a
CGI HOLDING CORPORATION

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer